                        CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our reports as of the dates and relating to the financial statements of the companies listed below which appear in the Current Reports on Form 8-K dated July 16, 1996, January 9, 1997 and January 29, 1997 of U.S. Office Products Company.


            Company                          Date
            -------                          ----

U.S. Office Products Company                 May 31, 1996 except as to the
                                             third paragraph of Note 3 which is
                                             as of October 26, 1996 and Note
                                             14, which is as of July 10, 1996
U.S. Office Products Company-Supplemental    May 31, 1996, except as to the
                                             third paragraph of Note 4 which is
                                             as of October 26, 1996 and Note
                                             15, which is as of July 10, 1996
                                             and Note 1, which is as of January
                                             24, 1997
Raleigh Office Supply Company, Inc.          March 8, 1996
Emmons-Napp Office Products, Inc.            May 15, 1996
 Commercial Division
The Office Furniture Store, Inc.             August 16, 1996
David's Office Supply and Furniture
 Company, Inc.                               July 10, 1996
Carolina Office and Equipment Company        July 10, 1996
Mark's Office Furniture                      June 25, 1996
McWhorter Stationery Company, Inc.           July 12, 1996
WBT Holdings, Inc. dba Office Furniture      July 1, 1996
 Distributors
Mile High Office Supply Company, Inc.        June 27, 1996




/s/
PRICE WATERHOUSE LLP
Minneapolis, Minnesota
March 31, 1997